UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2008

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

__________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its February 13, 2008 meeting, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tredegar Corporation (the “Corporation”) approved several items relating to compensatory arrangements with its named executive officers. The details of these approvals are outlined below.

Long-Term Incentive Awards

The Compensation Committee approved grants of both nonstatutory stock options and performance stock units in the amounts set forth below under the 2004 Equity Incentive Plan (the “Plan”) to each of the Corporation’s named executive officers. Both grants will become effective on the third business day following the Corporation’s release of its fourth quarter earnings.

Name	Title	2008 Performance Stock Units	2008 Stock Options
John D. Gottwald	President and Chief Executive Officer	40,000	100,000
D. Andrew Edwards	VP, CFO and Treasurer	8,500	22,000
McAlister C. Marshall	VP, General Counsel and Secretary	7,500	20,000
Larry J. Scott	VP, Audit	4,000	10,000
Nancy M. Taylor	Sr. VP and President, Tredegar Film Products	12,000	30,000

The stock options will have an option price equal to the closing price of shares of the Corporation’s common stock as reported on the New York Stock Exchange composite tape on the third business day following the Corporation’s fourth quarter earnings release and have a term of seven years. The vesting period is two years. The grants of options were made pursuant to the terms of the Plan and are subject to the terms of the Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions (together, the “Agreement”), substantially in the form filed as Exhibit 10.21 to the Corporation’s Current Report on Form 8-K filed March 9, 2006, and incorporated herein by reference.

The Compensation Committee established 2009 financial performance targets for the performance stock unit awards. The named executive officers are eligible to receive one-half of the performance stock units if the economic profit added from manufacturing operations for the Corporation for calendar year 2009 meets the threshold approved by the Compensation Committee. The named executive officers are eligible to receive one-half of the performance stock units if the earnings per share from operations for calendar year 2009 meets the threshold approved by the Compensation Committee. The performance stock unit awards were made pursuant to the terms of the Plan and are subject to the terms of the Notice of Stock Unit Award and Stock Unit Award Terms and Conditions, substantially in the form filed as Exhibit 10.22 to the Corporation’s Current Report on Form 8-K filed June 26, 2007, and incorporated herein by reference.

2007 Incentive Plan for Executive Officers

The Compensation Committee had previously approved the 2007 Incentive Plan for Executive Officers. Incentives were to be paid out under the Plan only if financial performance targets were met and individual objectives were achieved. The financial performance targets for the executive officers, other than Nancy M. Taylor, were based upon economic profit added for the Corporation. Because of Ms. Taylor’s responsibilities as the president of the Corporation’s Film Products division, the financial performance target for Ms. Taylor was based upon economic profit added for Film Products. The Corporation did not meet the financial targets in the 2007 Incentive Plan for Executive Officers, so no incentives were paid to the named executive officers other than Ms. Taylor from the 2007 Incentive Plan. As the Film Products division met its financial targets, Ms. Taylor received a payout in the amount of $82,142 under the 2007 Incentive Plan.

Discretionary Bonuses

The Compensation Committee approved the following discretionary bonuses to each of its named executive officers, other than its President and Chief Executive Officer, whose discretionary bonus is set forth under “Chief Executive Officer Compensation” below:

Name	Bonus Amount
D. Andrew Edwards	$95,000
McAlister C. Marshall, II	$80,000
Larry J. Scott	$50,000
Nancy M. Taylor	$30,000

Chief Executive Officer Compensation

The Compensation Committee approved an annual base salary increase for John D. Gottwald in the amount of $180,000, bringing Mr. Gottwald’s base salary to $540,000, effective March 1, 2008. This increase in Mr. Gottwald’s base salary is in recognition of the significant contributions made and expected to be made, as well as the next step in a deliberate process of increasing Mr. Gottwald’s base salary to be more in line with market pay levels. The Compensation Committee also approved a discretionary bonus to Mr. Gottwald in the amount of $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: February 19, 2008	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President, General Counsel
and Secretary

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